Form 3 Joint Filer Information

Name: EGI-Fund (99) Investors, L.L.C.
Name: EGI-Fund (00) Investors, L.L.C.
Name: EGI-Fund (01) Investors, L.L.C.
Name: EGI-Fund (02-04) Investors, L.L.C.
Name: EGI-Managing Member (01), L.L.C.
Name: EGI-Managing Member (02-04), L.L.C.
Name: Chai Trust Company, L.L.C.

Address for each:

Two North Riverside Plaza, Suite 600
Chicago, Illinois 60606

Designated Filer:

SZ Investments, L.L.C.

Issuer and Ticker Symbol:

Adams Respiratory Therapeutics, Inc.
ARXT

Date of Event Requiring Statement:

July 20, 2005

Signatures:

EGI-Fund (99) Investors, L.L.C.
EGI-Fund (00) Investors, L.L.C.
EGI-Fund (01) Investors, L.L.C.
EGI-Fund (02-04) Investors, L.L.C.
EGI-Managing Member (01), L.L.C.
EGI-Managing Member (02-04), L.L.C.

Each by: /s/ Donald J. Liebentritt, Vice President

Chai Trust Company, L.L.C.

By: /s/ Donald J. Liebentritt, President